UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2011

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 31, 2011, Steve Valenzuela resigned his position as Chief Financial Officer, Senior Vice President and Secretary of Rainmaker Systems, Inc. (“Rainmaker”), effective April 20, 2011. Mr. Valenzuela has accepted a Chief Financial Officer position with a private company that provides software for the management and security of mobile devices.

Timothy Burns, 36, currently Rainmaker’s Corporate Controller, will assume the responsibilities of Acting Chief Financial Officer effective upon Mr. Valenzuela’s departure. Mr. Burns has over twelve years of finance and accounting experience and joined Rainmaker in November 2010. Prior to joining Rainmaker, Mr. Burns spent nine years at Dean Foods Company where he served as the Director of Corporate Accounting from March 2008 to November 2010, Assistant Controller from February 2007 to February 2008 and SEC Reporting Manager from March 2006 to January 2007. Mr. Burns is a licensed CPA in the state of Texas and has a Master’s degree in Professional Accounting from the University of Texas at Austin and a Bachelor of Science degree in Accounting from the University of Southern California.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 6, 2011	/S/ STEVE VALENZUELA
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer